Exhibit 99.1

American Apparel, Inc. Announces December Sales
LOS ANGELES--(BUSINESS WIRE)-- American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, provided an update today related to December 2011 sales in anticipation of its presentation at the ICR Xchange Conference on January 12, 2012.

The Company reported today that for the month of December, 2011 total net sales increased 15% to $56.3 million. For the same period, comparable store sales increased 12% and wholesale net sales increased 25%. The following delineates the components of the increases for the periods ended December 31, 2011 vs. December 31, 2010 ($ in millions):

	Month	Quarter	Year
Comparable Store Sales:
Stores	11%	7%	—%
Online	25%	20%	17%
Total	12%	8%	2%

Net Sales - Wholesale	25%	6%	2%

Total Net Sales for the periods ended December 31, 2011	$56.3	$157.9	$547.7

Increase in Total Net Sales	15%	10%	3%

“In December, we continued to build momentum in our business,” said Dov Charney, Chairman and CEO. “Our sales exceeded plan in all channels and we saw good progress in our wholesale channel across a broad spectrum of customers. Our retail sales increases were also broad based with notably large increases in the US, in all Asian markets, and in Australia. Our product is resonating well with our customers both in stores and online. During the quarter we opened three new stores in the UK, including one in Westfield, London and two store-in-store locations at the venerable Selfridges department store chain. We are excited about our progress in 2011 and expect to build on our recent successes in the coming year.”

Participation in The 14th Annual ICR Xchange Conference
Separately, the company announced that John Luttrell, Chief Financial Officer, will present at the 14th Annual ICR XChange Conference on Thursday, January 12, 2012 at 2:00 p.m. ET at The Fontainebleau Hotel in Miami Beach. The audio portion of the presentation will be webcast live at www.americanapparel.net under the Investor Relations section. An archived replay will be available two hours after the conclusion of the live event.

About American Apparel
American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of December 31, 2011, American Apparel had approximately 10,000 employees and operated 249 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

Safe Harbor Statement
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American

Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate or obtain from external sources sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business; consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings there under as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's ability to extend, renew or refinance its existing debt; the Company's liquidity and losses from operations and related impact on the Company's ability to continue as a going concern; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
American Apparel
John J. Luttrell, 213-488-0226
Chief Financial Officer
or
ICR
John Rouleau, 203-682-8342 (Investor Relations)
john.rouleau@icrinc.com